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                                                                    Exhibit 99.3

           BLOCKBUSTER AND VIACOM ANNOUNCE $8.4 BILLION MERGER

           VIACOM INC. INCREASES ITS TENDER OFFER TO $105 PER SHARE FOR 50.1% OF PARAMOUNT STOCK

           - Market Capitalization of Combined
           Viacom/Blockbuster/Paramount
           Valued at $26 Billion -


           New York, New York, January 7, 1993 -- Viacom Inc. (ASE: VIA and VIAB) and Blockbuster Entertainment Corporation (NYSE: BV) today announced they have entered into a definitive merger agreement under which Blockbuster will merge into Viacom. Under the terms of the agreement, which was unanimously approved by the Boards of Directors of both companies, Blockbuster shareholders will receive .08 of a share of Viacom Class A Common Stock, and .60615 of a share of Viacom Class B Common Stock, and one variable common right (VCR) for each share of Blockbuster. The transaction is valued at $8.4 billion, based on the closing market prices of Viacom stock on January 6, 1994. The combined Viacom/Blockbuster company will be named Viacom-Blockbuster Inc.

           Viacom also announced an increase to $105 per share, or $6.5 billion, for the 50.1% in cash consideration to be paid to shareholders of Paramount Communications Inc. (NYSE: PCI) under its revised tender offer.

           -more-
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           Viacom and Blockbuster together announced that, subject to the consummation of Viacom's tender offer for Paramount, Blockbuster has agreed to invest $1.25 billion in Viacom by purchasing approximately 23 million shares of Viacom Class B Common Stock at $55.00 per share. The shares purchased by Blockbuster will reduce the number of shares previously offered to existing Paramount shareholders, placing shares that would otherwise have been distributed to public shareholders in the hands of Blockbuster. The additional cash component of this transaction, provided by the Blockbuster investment, will provide Paramount shareholders with increased monetary consideration and added value, with virtually no dilution to shareholders. In the context of the ultimate combination of Viacom, Blockbuster and Paramount, the resulting company will enjoy a significantly strengthened capital structure. Upon the completion of the Paramount acquisition, the company will be renamed.

           "The combination of Viacom with Blockbuster and Paramount creates a uniquely diversified portfolio of global entertainment assets and operations with extraordinary capacity to exploit worldwide opportunities. The potential for the exploitation and expansion of brand names and franchises will be dramatic," said Sumner M. Redstone, Chairman of the Board of Viacom.

           "Blockbuster's established relationships with customers and large presence in the retail video and music markets provide Viacom with important access and distribution to consumers of entertainment products.

           -more-
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           "We look forward to welcoming Blockbuster and its employees to the Viacom family. Blockbuster's headquarters will be maintained in Ft. Lauderdale.

           "From the very beginning, Viacom's strategic rationale for joining forces with Paramount was the creation of a new global entertainment powerhouse with an array of complementary, world-class assets in a wide variety of entertainment and communication businesses," Mr. Redstone stated.

           H. Wayne Huizenga, Chairman of the Board of Blockbuster, said, "This transaction is an exciting development for our company and our shareholders, reflecting the vision we share with Viacom related to building a global integrated entertainment company. Blockbuster's retail distribution systems and our programming and production business together with Viacom's entertainment franchises represent a formidable combination."

           William C. Ferguson, Chairman of NYNEX Corporation, expressing strong support for today's announcement, said, "We initially joined forces with Viacom in our belief that Viacom presented numerous opportunities to leverage our existing businesses by pursuing joint opportunities. We continue to believe that a combined Viacom/Blockbuster/ Paramount will bring value to NYNEX."

           With the completion of the merger, Mr. Redstone will become Chairman of the Board of the combined company and will own 61% of the combined company's voting stock. With the completion of the Blockbuster merger, Mr. Huizenga will

           -more-
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           become Vice Chairman of the combined company.  This new entity will have a mutually agreed upon Board of Directors consisting of six Directors designated by Viacom, three Directors designated by Blockbuster, including Mr. Huizenga and Steven
           R. Berrard, Blockbuster's Vice Chairman, two Directors designated by NYNEX Corporation, including William C.
           Ferguson, Chairman of NYNEX Corporation and a current Director of Viacom's board, and one independent Director.

           The Tender Offer for Paramount and Related Merger
           Viacom's tender offer has been extended to Friday, January 21, 1994. Under the terms of the Exemption Agreement between Viacom and Paramount and the Agreement and Plan of Merger between QVC Network Inc. and Paramount, Viacom said that QVC would also be required to extend its offer to expire no earlier than that date. As permitted by the terms of the Exemption Agreement, Viacom's amended tender offer is for 50.1% of the outstanding shares of the common stock of Paramount. Viacom's offer contemplates the execution of a definitive merger agreement with Paramount providing for the conversion of each share of Paramount that is not acquired pursuant to the offer into the right to receive .93065 shares of Viacom Class B Common Stock and .30408 of a share of Viacom's convertible preferred stock. Viacom said that as of the close of business on Thursday, January 6, 1994, approximately 2,305,900 shares of Paramount stock had been tendered and not withdrawn.


           -more-

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           Under the Exemption Agreement, Paramount is required to
           execute the definitive merger agreement if 50.1% of the outstanding shares of Paramount are validly tendered for Viacom's offer and not withdrawn by its expiration date. Other terms of Viacom's offer, including the terms of the convertible preferred stock in the merger with Paramount, are substantially unchanged from Viacom's existing offer.

           The Blockbuster/Viacom Merger
           The merger of Blockbuster into Viacom, which is intended to be tax-free, is subject to customary conditions, including approval of shareholders of both companies. However, the merger is not conditioned upon consummation of Viacom's tender offer or any other transaction involving Paramount.

           Viacom said that certain Blockbuster shareholders holding approximately 22.7% of the outstanding Blockbuster shares, including Mr. Huizenga and Mr. Berrard, had granted Viacom proxies to vote in favor of the proposed merger. Viacom also said that certain Blockbuster shareholders granted Viacom options to purchase a portion of such shares amounting to 6.1% of Blockbuster's outstanding shares at a price of $30.125 per share. Mr. Huizenga and Mr. Berrard were among the Blockbuster stockholders who provided Viacom with stock options and proxies with respect to their personal holdings of shares.

           The variable common rights (VCRs) to be issued in connection with this transaction convert into Viacom Class B shares under certain circumstances. The number of Viacom Class B shares into which the VCRs will convert will

           -more-
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           generally be based upon the highest 30 consecutive trading day average price for Viacom Class B Common Stock during the 90 trading days prior to the conversion date, which occurs on the first anniversary of the completion of the Blockbuster merger. In the event that such value is less than $48 per share and more than $40 per share, the VCRs will convert into the right to receive .05929 of a share of Viacom Class B Common Stock.
           If such value is below $40 per share, such number of shares will increase ratably to the maximum of .13829 of a share of Viacom Class B Common Stock at a value of $36 per share or, if such value is above $48 per share, the number of shares into which the VCR will convert will decrease ratably to have no value at a price of $52 per share. The upward adjustment in the value of the VCR in excess of .05929 of a share of Viacom Class B Common Stock will not be made in the event that, during any 30 trading day period following the completion of the merger and prior to the conversion date, the average closing price exceeds $40 per share. In the event that during any such period such average price exceeds $52 per share, the VCR will terminate.

           Smith Barney Shearson Inc. is acting as financial advisor to Viacom and is also dealer manager in connection with the Offer, and Georgeson & Co. is acting as information agent. Merrill Lynch & Co. is acting as financial advisor to Blockbuster.



           -more-

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           Viacom Inc. is the holding company parent of Viacom
           International Inc., which together own and operate basic cable and premium television networks (MTV, MTV Europe, Nickelodeon, Nick at Nite, VH-1, Showtime, The Movie Channel and FLIX); own one-half of Comedy Central and All News Channel and one-third of Lifetime; own SET Pay Per View, which provides events for the pay-per-view industry; own a leading provider of programming to the backyard dish market; produce and distribute programming for television exhibition; develop and publish interactive software; own cable systems serving more than 1.1 million customers; and own five television stations and 14 radio stations. National Amusements, Inc., a closely held corporation, owns approximately 76 percent of Viacom Inc.'s Class A and Class B common stock, on a combined basis. National Amusements, Inc. owns and operates approximately 800 movie screens in the United States and the United Kingdom.

           Blockbuster Entertainment Corporation, a global leader in the entertainment industry, is the world's largest home video retailer and one of the world's largest music retailers. At December 31, 1993, Blockbuster had 3,593 video stores (2,698 company-owned and 895 franchise-owned) operating in nine countries and domestically in 49 states, and 511 music stores (including 20 megastores in a joint venture with the Virgin Retail Group) in seven countries and throughout the United States. Blockbuster also owns 70.5% of Spelling Entertainment Group Inc. and an equity stake in Republic Pictures Corporation, both of which are leading producers and worldwide distributors of motion picture and television entertainment. The company also owns a 19.6% equity stake in Discovery

           -more-


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           Zone, Inc. (NASDAQ: ZONE), which owns and franchises indoor children's recreational fitness centers known as FunCenters. In addition, the company has franchise rights to develop 100 Discovery Zone FunCenters in the U.S. and formed a joint venture with Discovery Zone to develop 10 FunCenters in the U.K. Blockbuster also has a six-month option to acquire 50.1% of Discovery Zone.

                                   #   #   #

           Viacom/Blockbuster/Paramount Merger Fact Sheet Attached





           Contact:  Viacom Inc.              Edelman
                     Raymond A. Boyce         Elliot Sloane
                     (212) 258-6530      (212) 704-8126

                     Blockbuster Entertainment Corp.
                     Greg Fairbanks      Wally Knief
                     (305) 832-3522      (305) 832-3250












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           VIACOM/BLOCKBUSTER/PARAMOUNT MERGER FACT SHEET



           Financial Highlights:

           $9 billion in revenues

           $1.5 billion in operating cash flow

           $26 billion in assets

           $14 billion in stockholders' equity

           40,000-plus employees


           Corporate Profile: The combination of Viacom, Blockbuster and Paramount, will create a global leader in the production and distribution of entertainment and communication products, with an array of world-class franchises and brand names. The companies participate in the fastest growing segments of the entertainment marketplace, including:

           --   Cable network programming

           --   Video, music and interactive retail distribution

           --   Motion picture and television production

           --   Cable television systems

           --   Television and radio broadcasting

           --   Entertainment centers, theme parks

           --   Publishing

           --   Interactive/Multimedia products

           --   Motion picture theaters


           Cable Network Programming: Viacom owns and operates the largest group of basic and premium networks, including MTV, MTV Europe, Nickelodeon, Nick at Nite, Showtime, The Movie Channel and FLIX. Viacom's brand equity and global impact is unparalleled. In addition to its significant domestic distribution, MTV now reaches more than 251 million homes in 88 territories around the world. Viacom also participates in three joint venture cable services: Comedy Central, Lifetime and All News Channel.

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           Paramount is co-owner of USA Network, a leading
           advertiser-supported basic cable television network. USA includes the Sci-Fi Channel, a basic cable channel devoted exclusively to science fiction, horror and adventure programming. In addition, Paramount's Madison Square Garden Network is the largest regional cable sports network in the country, providing programming to nearly 5 million subscribers through 231 affiliates.


           Video, Music and Interactive Retail Distribution: With more than 3,500 video stores operating in nine countries and domestically in 49 states, Blockbuster is the largest retailer of home video products in the world. Growing from a base of 19 video stores just six years ago, Blockbuster now commands more than 15% of the domestic home video market and is larger than the next 550 competitors combined. The home video marketplace is larger than that of movie theaters, premium cable and pay-per-view combined. Blockbuster's growth in this explosive marketplace is expected to continue into the future.

           Blockbuster also is a leader in the retail distribution of music product. With the acquisitions of the Sound Warehouse, Music Plus, and Super Club music retail chains, the recent development of the Blockbuster Music Plus concept, and the joint venture agreement with Virgin Retail Group to build megastores around the world, Blockbuster operates more than 500 music stores in seven countries and throughout the United States.

           With more than 600 million consumer visits to its retail stores each year and an active data base of more than 40 million consumers who have rented and purchased product in their retail stores, Blockbuster is the leading global retail distributor of entertainment product in the world.


           Motion Picture and Television Production: Through its recent investments in both Spelling Entertainment Group and Republic Pictures Corporation, Blockbuster is now a leading producer and distributor of filmed entertainment, with over 20,000 hours of programming available for domestic and international distribution.

           Blockbuster owns 70.5% of Spelling, a producer and distributor of filmed entertainment supported by a film library of approximately 12,000 hours. This library includes more than 55 off-network series, such as Little House on the Prairie, Dallas, Twin Peaks, and an array of feature films including Basic Instinct, Total Recall, Platoon, and the Rambo trilogy. Spelling also is the producer of the hit network series Beverly Hills 90210 and Melrose Place.

           Blockbuster owns approximately 37% of Republic, an independent producer and distributor of filmed entertainment. Republic distributes its extensive classic library and contemporary product to television, home video and theaters across the world. Republic is the 10th largest distributor in the home video industry. Its library includes The Quiet Man, High Noon, as well as the popular television series Bonanza.

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           Viacom has an enormous syndication library that includes
           Roseanne, The Cosby Show, A Different World, I Love Lucy, The Twilight Zone and Hawaii 5-0. It also produces programs for broadcast television, including Matlock, Diagnosis Murder, and the Perry Mason made-for-TV movies. Viacom's first-run syndication programs include The Montel Williams Show, Nick News and This Morning's Business.

           Paramount Pictures produces motion pictures for distribution to theatrical markets in the United States and abroad. Paramount has a motion picture library of approximately 890 films. In video, Paramount holds leadership positions.

           Paramount Television is at the forefront in the production and distribution of television programming for commercial networks, first-run syndication and cable services, currently producing 30 1/2 hours weekly. Its network programming lineup for the 1993-1994 television season includes, Wings, Frasier, Big Wave Dave's, Viper, The Mommies and Sister Sister. In first-run syndication, Paramount produces Star Trek: The Next Generation, Deep Space Nine, The Untouchables, Entertainment Tonight, The Maury Povich Show, The Arsenio Hall Show and Hard Copy. The Paramount television library includes Cheers, Star Trek, Happy Days, Laverne & Shirley and Taxi.

           Cable Television Systems: Viacom Cable owns and operat cable television systems in three regions of the U.S. serving approximately 1.1 million subscribers. In mid-1994, Viacom, in conjunction with AT&T, will be launching a test of consumer acceptance of interactive entertainment and information services at its Castro Valley, California, cable system.


           Television and Radio Broadcasting: Viacom owns five network-affiliated television stations (three NBC and two CBS affiliates) and 14 radio stations, making it the sixth largest radio group in the U.S., ranked by market reach.

           The Paramount Stations Group owns and operates four independent and three Fox-affiliated stations.


           Publishing: Paramount Publishing, through such major imprints as Simon & Schuster, Pocket Books, Silver Burdett Ginn, and Prentice Hall, is one of the world's leading publishers of educational materials, from textbooks to computer-based learning systems, and has significant operations serving the domestic and international consumer and business, technical and professional markets.






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           Entertainment Facilities and Theme Parks:  Through its 19.6%
           equity in Discovery Zone, Inc., which owns and franchises indoor children's recreational fitness centers known as FunCenters, Blockbuster has a strong presence in the entertainment center marketplace. The company has franchise rights to develop 100 Discovery Zone FunCenters in the U.S. and formed a joint venture with Discovery Zone to develop 10 FunCenters in the U.K. Blockbuster also has a six-month option to acquire 50.1% of Discovery Zone.

           This year, Blockbuster opened the initial phase of a family entertainment facility called Blockbuster Golf and Games, in Sunrise, Florida. Additional entertainment facilities are planned at various other U.S. sites.


           Blockbuster recently announced a joint venture with Sony Music Entertainment (SME) and Pace Entertainment where the three companies combined their seven existing amphitheaters into a partnership to be managed by Pace. Existing locations are in Charlotte, Phoenix, San Bernadino, Pittsburgh, Raleigh, Houston and Nashville.

           Paramount owns and operates five regional theme parks.
           Paramount also owns and operates Madison Square Garden, one of the premiere showplaces for sports, concerts and other live entertainment, at its Arena and the Paramount Theater, as well as the New York professional basketball and hockey team franchises, the Knicks and the Rangers.


           Interactive/Multimedia Products: Viacom New Media and Paramount Technology Group both develop and publish interactive software for a variety of platforms in the multimedia marketplace. Paramount's Computer Curriculum unit is the country's foremost and fastest-growing producer of computer-based learning systems. Blockbuster also is the largest wholesaler and retailer of interactive home video games in the world.


           Motion Picture Theaters:   Paramount owns the Famous Players
           motion picture theater chain, which has 441 screens in Canada. Paramount is also joint-owner of the 341-screen Cinamerica theater circuit, and reaches 345 screens in nine countries through a joint venture, United Cinemas International.